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Exhibit 99.3

LTM 9/30/14 Pro Forma Revenue by Business Line

(1)   For purposes hereof, pro forma revenue that is recurring in nature refers to a subset of pro forma revenue consisting of (a) services revenue from Scientific Games' instant products and lottery systems segments (typically generated under long-term contracts), (b) Scientific Games' and Bally's gaming operations revenue from the placement of gaming machines, which remain on the casino floor as long as performance is acceptable but which have an estimated average life on the floor of approximately four years (with periodic game theme updates to refresh performance), (c) maintenance and service revenue from Bally's gaming systems business, (d) lease, license, service and warranty revenue from Bally's table products and (e) Scientific Games' and Bally's B2B real money gaming revenue.

(2)   Excludes depreciation and amortization.

(3)   Includes approximately $117 million of our social gaming revenue, approximately $30 million of Bally's social gaming revenue, approximately $19 million of our real-money gaming interactive revenue and approximately $2 million of Bally's real-money gaming interactive revenue.

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  Exhibit 99.3
LTM 9/30/14 Pro Forma Revenue by Business Line